                                                                     EXHIBIT 3.1

                      CERTIFICATE OF AMENDMENT OF RESTATED
                        CERTIFICATE OF INCORPORATION OF
                          CITADEL HOLDING CORPORATION

     Citadel Holding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the amendment to the Corporation's Restated Certificate of Incorporation set forth in the following resolution was duly approved and adopted by the Corporation's Board of Directors and stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FOURTH in its entirety and replacing therefor:

     The total number of shares of stock which the corporation shall have authority to issue is twenty-five million (25,000,000), of which stock twenty million (20,000,000) shares shall be Common Stock, par value $.01 per share, and five million (5,000,000) shares shall be Serial Preferred Stock, par value $.01 per share. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof will be determined by resolution of the Board of Directors."

     IN WITNESS WHEREOF, Citadel Holding Corporation has caused this Certificate to be signed and attested to by its duly authorized officer as of March 2,
                                                                        -
1995.

                                        CITADEL HOLDING CORPORATION

                                        By: /s/ Steve Wesson
                                           ________________________
                                           Steve Wesson
                                           President, Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                         OF CITADEL HOLDING CORPORATION

     Citadel Holding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the amendment set forth below to the Corporation's Restated Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware:

         Article SEVENTH shall be amended by adding the following two paragraphs at the beginning thereof:

              Unless the by-laws of the Corporation are amended by the stockholders of the Corporation after the effectiveness of this provision to provide for the division of the directors into classes, at each annual meeting all directors shall be elected to hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

              Regardless of whether the board of directors of the Corporation is divided into classes, any director or the entire board of directors may, subject to the rights of the holders of shares of any series of Serial Preferred Stock, be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     IN WITNESS WHEREOF, Citadel Holding Corporation has caused this Certificate to be signed and attested by its duly authorized officers this 11th day of July,
                                                               ----
1988.

                                        CITADEL HOLDING CORPORATION

                                        By: /s/ Godfrey B. Evans
                                           ________________________
                                           Godfrey B. Evans
                                           Senior Vice President


ATTEST:

/s/ Karalee Vint
_________________________
Karalee Vint
Secretary

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CITADEL HOLDING CORPORATION
                         (INCORPORATED MARCH 15, 1983)

                                 * * * * * * *

- --------------------------------------------------------------------------------
Adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware
- --------------------------------------------------------------------------------

     Citadel Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the name of the corporation is Citadel Holding Corporation and that the original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 15, 1983.

     SECOND: That this restated certificate of incorporation restates, integrates and further amends the provisions of the corporation's restated certificate of incorporation as heretofore amended or supplemented.

     THIRD: That the text of the certificate of incorporation as restated is as follows:

         "1.  The name of the corporation is CITADEL HOLDING CORPORATION.

          2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is fifteen million (15,000,000) of which stock ten million (10,000,00) shares of the par value of One Cent ($.01) each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00), shall be Common Stock and of which five million (5,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Fifty Thousand Dollars ($50,000.00), shall be Serial Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof will be determined by resolution of the Board of Directors.

          5.   The corporation is to have perpetual existence.

          6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

          7. Elections of Directors need not be by written ballot unless the bylaws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

          8. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

          Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission prior to such repeal or modification.

          9. No amendment, addition, alteration, change, or repeal of this certificate shall be made, unless such is first proposed by the Board of Directors of the corporation and thereafter approved by the affirmative vote of the holders of 50 percent or more of the total votes eligible to be cast at a meeting of the stockholders of the corporation.

         10. Subject to the immediately preceding Paragraph hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

     FOURTH: That this restated certificate of incorporation was duly adopted by the Board of Directors and stockholders of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said CITADEL HOLDING CORPORATION has caused this restated certificate to be signed by James A. Taylor, its Chairman of the Board of Directors, and attested by Karalee Vint, its Secretary, this 2nd day of
                                                                ---
June, 1987.

                                        CITADEL HOLDING CORPORATION

                                        By: /s/ James A. Taylor
                                           ___________________________
                                            James A. Taylor,
                                            Chairman of the Board of Directors

ATTEST:

By: /s/ Karalee Vint
   ____________________
    Karalee Vint, Secretary